Exhibit 10.25

SUBLEASE

THIS SUBLEASE (“Sublease”) made as of this 3rd day of June, 2004 by and between VIE FINANCIAL GROUP, INC, a Delaware corporation, successor in interest to Ashton Technology Group, Inc. (hereinafter referred to as the “Sublessor”), and PHILADELPHIA SAFE AND SOUND, a Pennsylvania non-profit corporation (hereinafter referred to as the “Sublessee”).

WITNESSETH:

WHEREAS, the Sublessor is the lessee under a lease dated December 23, 1999, a copy of which is attached hereto as Exhibit ”A” (the “Prime Lease”), between Eleven Colonial Penn Plaza Associates, predecessor in interest to California State Teachers’ Retirement System (the “Prime Landlord”) and Ashton Technology Group, Inc., predecessor in interest to the Sublessor, for the premises containing approximately 11,833 rentable square feet (the “Demised Premises”) located on the fourth floor of the building located at the northeast corner of 19th and Market Streets, Philadelphia, Pennsylvania (the “Building”); and

WHEREAS, Sublessor now desires to sublet the Demised Premises to Sublessee and Sublessee desires to sublease the same from Sublessor.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1. DEFINITIONS. Those capitalized terms not defined herein shall have the meanings set forth in the Prime Lease.

2. DEMISED PREMISES.

(a) Sublessor hereby leases to Sublessee, and Sublessee hereby rents from Sublessor the Demised Premises together with the right in common with the Sublessor and other tenants of the Building to use all common areas of the Building and all appurtenances.

(b) In consideration of the execution and delivery of this Sublease by Sublessee, Sublessor represents and warrants to Sublessee that: (a) attached hereto as Exhibit “A” is a true, correct and complete copy of the Prime Lease and the Prime Lease sets forth the entire understanding and agreement of the Prime Landlord and Sublessor with respect to the Demised Premises as of the date hereof; (b) neither the Prime Landlord nor Sublessor is in default under the Prime Lease, and Sublessor has neither given nor received any notice of any breach or default under the Prime Lease; and (c) Sublessor is not aware of the need to repair any part of the Demised Premises, and has not given the Prime Landlord any notice of or any request or demand that Prime Landlord make any repairs thereto.

3. TERM. The term of this Sublease (the “Term”) shall commence on June 21, 2004 (the “Commencement Date”) and shall automatically terminate on July 30, 2010, at the close of business, without the necessity of notice from either party.

4. RENT.

(a) Sublessee shall pay to Sublessor as minimum annual rent (“Minimum Annual Rent”) for the Demised Premises the following rental, in advance, in successive monthly installments on the first (1st) day of each and every calendar month without prior notice or demand, abatement, set-off or deduction whatsoever:

PERIOD	MINIMUM ANNUAL RENT	MINIMUM RENT PER MONTH
Commencement
Date – 05/31/05	$171,578.50	$14,298.21
06/01/05 – 05/31/06	$174,536.75	$14,544.73
06/01/06 – 05/31/07	$177,495.00	$14,791.25
06/01/07 – 05/31/08	$180,453.25	$15,037.77
06/01/08 – 05/31/09	$183,411.50	$15,284.29
06/01/09 – 05/31/10	$186,369.75	$15,530.81
06/01/10 – 07/30/10	$189,328.00	$15,777.33

Notwithstanding the foregoing, the first six (6) months of Minimum Annual Rent shall abate. Minimum Annual Rent and any abatement thereof applicable to any period of less than a full calendar month shall be prorated on a per diem basis. The abatement of monthly Minimum Annual Rent provided herein shall not relieve Sublessee from the performance of Sublessee’s other obligations under this Sublease, including the obligation to pay on a timely basis all additional rent and other obligations under this Sublease, which shall become due and payable during the Term hereof.

All rent, including additional rent, shall be payable at the offices of Sublessor set forth in Paragraph 14 hereof or such other place as Sublessor may designate. Upon execution of this Sublease, Sublessee shall pay to Sublessor the sum of $14,298.21, which shall be applied by Sublessor first toward the first installment of Minimum Annual Rent payable hereunder.

(b) Commencing June 21, 2004, Sublessee shall also pay to Sublessor, as additional rent for the Demised Premises, the costs of the supplemental heating, ventilating, and air-conditioning systems servicing the Premises and all HVAC and utility charges incurred for such services consumed at hours outside of regular business hours of the Building as measured in the same manner as provided in the Prime Lease. Sublessee shall make each payment of such costs in monthly installments, in the same manner, and at the same time as the monthly installments of Minimum Annual Rent, without notice, demand, abatement, set-off or deduction due on the first day of each month, with an adjustment promptly after the end of each calendar year, and a lump sum payment upon the expiration or termination of this Sublease.

(c) In addition to the foregoing, Sublessee will pay at the time it pays its monthly installment of Minimum Annual Rent the full amount of the current monthly installment of City of Philadelphia Realty Use and Occupancy Taxes imposed upon the use and occupancy of the Demised Premises by Sublessee or any assignee, subtenant or other occupant claiming by, from or under Sublessee.

(d) In addition to the remedies available to Sublessor in the event of default, if Sublessor has not received any rental payment by the 5th day of any month during the term of this Sublease, or if any other payment required under this Sublease is not paid when due, Sublessee shall pay to Sublessor, a late charge in an amount equal to Five Percent (5%) of such payment to cover the extra expense involved in handling delinquent payments. The parties agree that this is not a penalty but is a reasonable estimate of the additional expense Sublessor will incur in the event of Sublessee’s late payment.

5. CONDITION OF TITLE AND DEMISED PREMISES.

(a) Sublessee has examined the Prime Lease, the Building, the Demised Premises, the title thereto, the zoning thereof, the condition thereof, and every other aspect of or relating to the Prime Lease, the Building and the Demised Premises, and accepts the Demised Premises in “as-is” condition without representation, covenant or warranty, express or implied, in fact or in law, by Sublessor and without recourse to Sublessor or Prime Landlord, as to any of the above. The Demised Premises shall be delivered by Sublessor to Sublessee on the Commencement Date in its “as-is” condition, without any obligation on the part of Sublessor or Prime Landlord to perform any work, provide any service and/or ready the Demised Premises for Sublessee to occupy. Sublessor represents to Sublessee that it has not received from any governmental agency or authority or from any insurer or insurance underwriter any notice of any defect in the Demised Premises or of any failure to comply with any relevant code.

(b) Sublessor hereby grants to Sublessee the right to use in the Demised Premises during the Term hereof any of the furniture, fixtures and/or equipment of Sublessor listed on the attached Exhibit “B” (the “Sublessor FF&E”). Sublessee shall notify Sublessor in writing, within fifteen days of the date of this Sublease, whether Sublessee elects to use any of the Sublessor FF&E. Sublessor shall remove from the Demised Premises any of the Sublessor FF&E which Sublessee does not elect, in writing, to use during the Term. Sublessee shall not remove any of the Sublessor FF&E from the Demised Premises without the prior written consent of the Sublessor. At the end of the Term, Sublessor shall convey the Sublessor FF&F to Sublessee for One Dollar ($1.00) without any representation or warranty, in its then as is condition.

6. ALTERATIONS/REPAIRS.

(a) Sublessee shall not, without first obtaining Sublessor’s prior written consent, which consent shall not be unreasonably withheld, and Prime Landlord’s prior written consent, which consent may be withheld or granted in accordance with the provisions of the Prime Lease, make or permit to be made any alterations, improvements or additions to the Demised Premises. Any improvements to the Demised Premises shall be at Sublessee’s sole cost and expense. All alterations, improvements and additions to the Demised Premises shall be made in compliance with the terms and provisions of the Prime Lease, and the obligations of the “Tenant” to the “Landlord” thereunder, including, without limitation, the indemnification obligations set forth in Paragraph 6(b) thereof, shall be obligations of Sublessee to Sublessor and the Prime Landlord. At the end of the term of this Sublease, Sublessor shall have the right to require either (i) Sublessee to remove any and all such improvements, provided, however, that Sublessee shall repair and restore any damage or injury to the Demised Premises caused by the installation and/or removal of any such improvements or (ii) require that Sublessee leave such permanent improvements, in which event, at the end of the term, the improvements shall become the property of Sublessor.

(b) Sublessee agrees that it will during the term of this Sublease, or any extension or renewal thereof, make all repairs and replacements to the Demised Premises so as to maintain same in good repair and condition, subject to ordinary wear and tear, casualty and the repair obligation of Prime Landlord as set forth in the Prime Lease, and/or which may be required by any laws, ordinances, regulations or requirements of any public authorities having jurisdiction. Sublessee’s repair obligations shall include, but shall not be limited to, the doors and interior walls of the Premises; special light fixtures; kitchen fixtures; auxiliary heating, ventilation, or air-conditioning equipment; private bathroom fixtures and any other type of special equipment, together with related plumbing or electrical services; all signs (interior and exterior), and rugs, carpeting, wall coverings, and drapes within the Premises, whether installed by Sublessee or by Sublessor or Prime Landlord on behalf of Sublessee, and whether or not such items will become Sublessor’s or Prime Landlord’s property upon expiration or termination of this Sublease.

7. TRADE FIXTURES. Sublessee shall have the right to install trade fixtures required by Sublessee or used by it in its business and, provided Sublessee is not in default hereunder, to remove any and all such trade fixtures from time to time during and upon termination of this Sublease; provided, however, that Sublessee shall repair and restore any damage or injury to the Demised Premises caused by the installation and/or removal of any such trade fixtures.

8. USE. Sublessee shall use the Demised Premises for the conduct of general office use and for no other purpose whatsoever.

9. PUBLIC LIABILITY INSURANCE.

(a) Policies. Sublessee, at Sublessee’s sole cost and expense, shall at all times maintain (i) commercial general liability insurance against injuries to persons occurring in, upon or about the Premises, with minimum coverage of One Million Dollars ($1,000,000.00) per occurrence and Three Million Dollars ($3,000,000.00) aggregate coverage per one (1) accident or disaster, and One Million Dollars ($1,000,000.00) for property damage; (ii) fire, extended coverage, vandalism and malicious mischief, and sprinkler damage and all-risk insurance coverage on all personal property, trade fixtures, floor coverings, wall coverings, furnishings, furniture, and contents for their full insurable value on a replacement cost basis; (iii) business interruption insurance, against loss or damage resulting from the same risks as are covered by the insurance mentioned in clause (i) above in an amount equal to the aggregate of one (1) year’s requirement of (A) Minimum Annual Rental, (B) the amounts payable by Sublessee for additional rental hereunder and (C) insurance premiums necessary to comply with this Paragraph 9; and (iv) workers’ compensation or similar insurance, if and to the extent required by law and in form and amounts required by law. All such liability policies of insurance shall name the Sublessor, Prime Landlord and the Sublessee as insured(s) thereunder and may not be canceled except upon thirty (30) days written notice to the Sublessor and the Prime Landlord. Prior to the Commencement Date, Sublessee shall deliver to Sublessor a certificate of insurance evidencing the existence of such policies. At least thirty (30) days before any policy shall expire, Sublessee shall deliver to Sublessor replacement certificates of insurance together with receipted bills therefor as aforesaid.

(b) Evidence of Payment. If Sublessee shall fail, refuse or neglect to obtain such insurance or maintain it, or to furnish Sublessor with satisfactory evidence of the payment of the premium of any policy within the time required as set forth above, Sublessor shall have the right, at Sublessor’s option, to purchase such insurance and to pay the premiums thereon. All such payments made by Sublessor shall be recoverable by Sublessor from Sublessee on demand as additional rent hereunder.

10. PRIME LEASE/MORTGAGES.

(a) This Sublease is expressly subject and subordinate to all of the terms and conditions of the Prime Lease, and to all amendments, renewals and extensions thereof, and all of the terms, provisions and covenants as contained in the Prime Lease are incorporated herein by reference, except as herein expressly set forth. Sublessee hereby covenants and agrees to observe all of the terms, conditions, covenants imposed upon the Sublessor as lessee under the Prime Lease and to perform all of the duties and obligations imposed upon the Sublessor as lessee thereunder, except with regard to the payment of minimum annual rent and additional rent which shall be governed solely and exclusively by this Sublease. To the extent any provision of this Sublease is inconsistent with any provisions of the Prime Lease, this Sublease shall govern except that if the standard for performance is more stringent under either the Prime Lease or this Sublease, the more stringent provisions shall prevail and Sublessee shall be obligated to comply therewith, excluding any payment of minimum annual rent or additional rent, which shall be governed solely by this Sublease.

(b) Sublessor is not and shall not be required to render any services or utilities of any kind whatsoever to Sublessee or the Demised Premises, provided, however, that, the foregoing to the contrary notwithstanding, Sublessor (a) shall not impede or impair in any way the Sublessee’s use and enjoyment of the Demised Premises, or the delivery of building services and utilities by the Prime Landlord to the Demised Premises and the Sublessee, but only in the event that Sublessee is not in default beyond any applicable grace period under this Sublease and (b) shall cooperate in a commercially reasonable manner with Sublessee to assure the enjoyment by Sublessee of Sublessor’s rights as Tenant under the Prime Lease. Sublessor shall not be liable to Sublessee for any default or failure on behalf of the Prime Landlord under the Prime Lease in the performance or nonperformance by the Prime Landlord of any of its covenants and obligations under the Prime Lease, subject to Sublessor’s covenants set forth in the preceding sentence and to Sublessee’s rights under subparagraph 10(d) below. If for any reason the Prime Lease should be duly and properly terminated by the Prime Landlord prior to the expiration of the Term of this Sublease (or any extension or renewal of the Term), then this Sublease shall likewise terminate simultaneously with such termination and Sublessee shall have no right or cause of action against Prime Landlord or Sublessor by reason of any such termination. Notwithstanding the foregoing, in the event that this Sublease is terminated as a result of a termination of the Prime Lease caused by an event of default by the Sublessor under the Prime Lease, Sublessor agrees to indemnify Sublessee for any direct out-of-pocket damages incurred by Sublessee in renting replacement space of comparable size and quality, in an amount not to exceed the difference between the Base Rental (as defined in the Prime Lease) payable by Sublessor as Tenant under the Prime Lease and the Minimum Annual Rent payable by Sublessee under this Sublease for the remainder of the Term.

(c) This Sublease is subject and subordinate to the lien of any mortgage placed upon the Premises and/or Demised Premises prior to or after the date of this Sublease. Sublessee agrees to execute and deliver within five (5) days after demand, any instruments evidencing such subordination and Sublessee’s agreement to attorn to the purchaser in the event any proceedings are brought for the foreclosure of the mortgage and recognize such purchaser as the landlord under this Sublease, or the Prime Lease, as applicable, subject to all of the terms and conditions hereof, as shall be required by Sublessor or Prime Landlord or any mortgagee, or proposed mortgagee. Sublessee agrees that if it shall fail at any time to execute, acknowledge, or deliver any such instrument requested by Sublessor or Prime Landlord, Sublessor or Prime Landlord may, in addition to any other remedies available to it, execute, acknowledge and deliver such instrument as the attorney-in-fact of Sublessee and in Sublessee’s name; and Sublessee hereby makes, constitutes and irrevocably appoints Sublessor and Prime Landlord as its attorneys-in-fact for that purpose. The word “mortgage” as used herein includes mortgages, deeds of trust or other instruments and modifications, consolidations, extensions, renewals, replacements and substitutions thereof.

(d) Sublessee, upon paying the Minimum Annual Rent, additional rent and other charges set forth in this Sublease, and observing and keeping all covenants, agreements and conditions of this Sublease on its part to be kept, shall quietly have and enjoy the Demised Premises during the Term of this Sublease without hindrance or molestation by anyone claiming by, under or through Sublessor, subject, however to the exceptions, reservations and conditions of this Sublease.

(e) Sublessor and Sublessee each covenant and agree to deliver promptly to the other any and all notices of default or breach with respect to the Prime Lease given or received by such party.

11. ASSIGNMENT OR SUBLETTING. Sublessee shall not be permitted to assign this Sublease, mortgage or encumber Sublessee’s interest in this Sublease or sublet all or any portion of the Demised Premises or any improvements located thereon without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, (a) Sublessor’s consent shall not be required for an assignment or subletting by Sublessee (i) to an affiliate or subsidiary of Sublessee, (ii) to any party resulting from a merger or consolidation with Sublessee, or (iii) to any party that purchases substantially all of Sublessee’s assets and assumes substantially all of Sublessee’s liabilities, and (b) any assignment or subletting by Sublessee shall be subject to receipt of the consent of the Prime Landlord required pursuant to the terms and provisions of the Prime Lease.

12. DEFAULT OF SUBLESSEE. If Sublessee shall at any time be in default in the payment of rent, additional rent or of any other sum required to be paid by Sublessee under this Sublease for three (3) days after written notice thereof, or in the performance of or compliance with any of the terms, covenants, conditions or provisions of this Sublease or the Prime Lease for fifteen (15) days after written notice thereof, or violate the provisions of Paragraph 11 above, or if Sublessee shall be adjudicated as bankrupt, or shall make an assignment for the benefit of creditors, or shall file a bill in equity or otherwise initiate proceedings for the appointment of a receiver of Sublessee’s assets, or shall file any proceeding in bankruptcy or for reorganization or an arrangement under any federal or state law, then and in addition to any other rights or remedies Sublessor may have under this Sublease and at law and in equity, shall have the following rights:

(a) Exercise any and/or all of the same remedies as are specified for Prime Landlord under the Prime Lease as if Sublessor were the Prime Landlord.

(b) To enter the Demised Premises and without further demand or notice proceed to distress and sale of the goods, chattels and personal property there found. Sublessee shall also be liable for all costs incurred by Sublessor in taking the aforementioned action.

(c) To re-enter the Demised Premises and remove all persons and all or any property therefrom either by summary dispossess proceedings, ejectment or by any suitable action or proceeding at law or in equity, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy the Demised Premises, together with all additions, alterations and improvements. Upon recovering possession of the Demised Premises by reason of a default on the part of Sublessee, Sublessor may, at Sublessor’s option, terminate this Sublease or make such alterations and repairs as may be necessary in order to relet the Demised Premises and relet the Demised Premises or any part or parts thereof, either in Sublessor’s name or otherwise. Sublessor shall in no event be liable in any way whatsoever for failure to relet the Demised Premises or, in the event that the Demised Premises or any part or part thereof are relet, for failure to collect the rent thereof under such reletting.

(d) Confession of Judgment. SUBLESSOR SHALL HAVE THE FOLLOWING RIGHTS TO CONFESS JUDGMENT AGAINST SUBLESSEE AND ALL PERSONS CLAIMING THROUGH SUBLESSEE, FOR POSSESSION OF THE DEMISED PREMISES:

(i) When this Sublease shall be terminated by reason of a default by Sublessee or any other reason whatsoever, either during the Term or any renewal or extension thereof, and also when the Term or any extension thereof shall have expired, it shall be lawful for any attorney as attorney for Sublessee to confess judgment in ejectment in any competent court against Sublessee and all persons claiming under Sublessee for the recovery by Sublessor of possession of the Demised Premises, for which this Sublease shall be Sublessor’s sufficient warrant. Upon such confession of judgment for possession, if Sublessor so desires, a writ of execution or of possession may issue forthwith, without any prior writ or proceedings whatsoever. If for any reason after such action shall have been commenced, the same shall be determined and the possession of the Demised Premises shall remain in or be restored to Sublessee, then Sublessor shall have the right upon any subsequent or continuing default or defaults, or after expiration of the Sublease, or upon the termination of this Sublease as hereinbefore set forth, to confess judgment in ejectment against Sublessee as hereinbefore set forth to recover possession of the Demised Premises.

(ii) In any action of ejectment or other Amount Due, Sublessor shall cause to be filed in such action an affidavit made by Sublessor or someone acting for Sublessor setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence. If a true copy of this Sublease shall be filed in such action (and of the truth of the copy such affidavit shall be sufficient evidence), it shall not be necessary to file the original Sublease as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.

(iii) The right to enter judgment against Sublessee and to enforce all of the other provisions of this Sublease herein provided for, at the option of any assignee of this Sublease, may be exercised by any assignee of Sublessor’s right, title and interest in this Sublease in Sublessee’s own name, notwithstanding the fact that any or all assignments of said right, title and interest may not be executed and/or witnessed in accordance with the Act of

Assembly of May 28, 1715, 1 Sm. L. 94, and all supplements and amendments thereto that have been or may hereafter be passed. Sublessee hereby expressly waives the requirements of said Act of Assembly and any and all laws regulating the manner and/or form in which such assignments shall be executed and witnessed.

(e) No waiver by Sublessor of any breach by Sublessee of any of Sublessee’s obligation, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement of covenant, nor shall any forbearance by Sublessor to seek a remedy for any breach by Sublessee be a waiver by Sublessor of any rights and remedies with respect to such or any subsequent breach.

(f) If Sublessee shall be in default in the performance of any of its obligations hereunder, Sublessor may (but shall not be obligated to do so), in addition to any other rights it may have in law or equity, cure such default on behalf of Sublessee. In such event, Sublessee shall reimburse Sublessor upon demand, as additional rent, for any costs incurred by Sublessor in curing said defaults, including without limitation reasonable attorneys’ fees from the date Sublessor incurs such costs, along with interest from the date Sublessor cures any such default until the date such sum is paid, at the rate equal to the “Default Rate” under the Prime Lease,

(g) To the extent permitted by law, Sublessee waives in favor of Sublessor all rights under the Pennsylvania Landlord and Tenant Act of 1951 and all supplements and amendments thereto that have been or may hereafter be passed.

13. INDEMNIFICATION. Sublessee agrees to indemnify, defend and save harmless Sublessor and Prime Landlord from and against any and all claims by or on behalf of any persons, firms or corporations arising from the occupancy, conduct, operation or management of the Demised Premises or from any work or thing whatsoever done or not done in and on the Demised Premises, or arising from any breach or default on the part of Sublessee in the performance of any covenant or agreement on the part of Sublessee to be performed pursuant to the terms of this Sublease, or arising from any neglect or negligence of Sublessee, or any of its agents, contractors, servants, employees, or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm, corporation or property occurring during the term of this Sublease, in or about the Demised Premises, and from and against all costs, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon (including without limitation the fees of attorneys, investigators and experts).

14. NOTICES. All notices, requests and demands to be given hereunder shall be in writing, sent by certified mail, return receipt requested, with postage prepaid to Sublessor and Sublessee at the addresses set forth below:

If to Sublessor:	Vie Financial Group, Inc.
1114 Avenue of the Americas, 22nd Floor
New York, New York 10036
Attention: Daniel A. Nole, COO

If to Sublessee:	Philadelphia Safe and Sound
2532-34 North Broad Street
Philadelphia, PA 19132

Either party, by notice similarly given, may change the person and/or address to which future notices shall be sent. Commencing on the Commencement Date, all notices to Tenant shall be addressed to the Demised Premises.

15. BROKERS. Sublessor and Sublessee each represent to the other that they have not dealt with any brokers or agents in connection with the negotiation or execution of this Sublease except for CB Richard Ellis and Julien J. Studley, Inc., whose leasing commission Sublessor agrees to promptly pay. Each of Sublessor and Sublessee agree to indemnify and hold harmless the other from and against any and all costs, liabilities or claims for commission or other compensation by any broker or agent employed by the indemnifying party and/or who claim to have been employed by the indemnifying party in connection with the sublease of the Demised Premises.

16. SURRENDER. At the expiration or earlier termination of this Sublease, Sublessee covenants that it will peaceably and quietly leave and surrender the Demised Premises, and will leave the Demised Premises in broom clean condition and in the same condition as Sublessee is required to maintain the same during the term of this Sublease.

17. CONSENT OF PRIME LANDLORD. The effectiveness of this Sublease shall be conditioned upon receipt of the consent and approval of this Sublease by the Prime Landlord (the “Sublease Consent”).

18. SIGN CRITERIA. Sublessee shall be permitted to place signage on the suite entrance door to the Demised Premises. Such signage shall be consistent with the signage for the Demised Premises and shall be subject to the prior written approval of Sublessor, not to be unreasonably withheld, and Prime Landlord, in accordance with the provisions of the Prime Lease. Except as expressly permitted above, Sublessee hereby agrees that it will not place or suffer to be placed or maintained on any exterior door, wall or in or on any window or any other portion of the Demised Premises any signs, awning, canopy, or advertising matter, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window, door or facade of the Demised Premises without the prior written consent of Sublessor, which consent may be withheld in Sublessor’s sole and absolute discretion.

19. FIRE OR OTHER CASUALTY/WAIVER OF SUBROGATION.

(a) Each of Sublessor and Sublessee hereby releases the other and all persons claiming under it, and Sublessee hereby also releases Prime Landlord, to the extent of its insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties, or any other insured casualty, even if such fire or other casualty shall be brought about by the fault or negligence of the other party, or any persons claiming under it, provided, however, this release shall be in force and effect only with respect to loss or damage occurring during such time as releasor’s policies of fire and extended coverage insurance shall contain a clause to the effect that this release shall not affect said policies or the right of releasor to recover thereunder. Each of Sublessor and Sublessee agrees that its fire and extended coverage and other insurance policies will include such a clause (Sublessee’s policies to include such clause releasing both Sublessor and Prime Landlord) so long as the same is obtainable and is includable without extra cost, or if extra cost is chargeable therefore, so long as the other party pays such extra cost. If extra cost is chargeable therefore, each party will advise the other thereof and the amount thereof, and the other party, at its election, may pay the same but shall not be obligated to do so. Sublessor shall not be obligated to pay the extra cost for such a clause in Sublessee’s policy in favor of Prime Landlord, but Prime Landlord may elect to pay the same.

(b) If, at any time during the term of this Sublease, the Demised Premises are damaged or destroyed by fire or other casualty, then Sublessee shall give prompt written notice thereof to Sublessor and Prime Landlord and irrespective of whether Prime Landlord or Sublessor elect to terminate the Prime Lease by reason thereof, Sublessor may terminate this Sublease by notice to Sublessee given within forty-five (45) days of the occurrence of such damage. If Sublessor or Prime Landlord terminate the Prime Lease, or Sublessor terminates this Sublease, the rent hereunder shall be apportioned and adjusted as of the time of termination. Except as above provided, damage to or destruction of all or any portion of the Demised Premises shall not terminate Sublessee’s obligations under this Sublease, shall not entitle Sublessee to surrender the Demised Premises and shall not in any way affect Sublessee’s obligation to pay rent (minimum or additional) hereunder to the extent that rent due under the Prime Lease shall abate as a result of a casualty, then the rent due under this Sublease shall similarly abate.

20. LIABILITY. Anything contained in this Sublease to the contrary notwithstanding, it is expressly understood and agreed by Sublessee that there shall be absolutely no personal liability on the part of Sublessor for damages with respect to any of the terms, covenants and conditions of this Sublease, and Sublessee shall look solely to the estate of Sublessor in the Demised Premises for the satisfaction of each and every remedy of Sublessee in the event of any breach by Sublessor of any of the terms, covenants and conditions of this Sublease to be performed by Sublessor; such exculpation of personal liability from damages shall be absolute and without any exception whatsoever, except that: the foregoing covenant shall not be construed to impede or impair equitable or injunctive relief for Sublessee against Sublessor to enforce Sublessee’s rights under this Sublease in the event of any breach of this Sublease by Sublessor.

21. ENTIRE AGREEMENT. This Sublease contains the entire agreement between the parties hereto and there are no collateral agreements or understandings. This Sublease shall not be modified in any manner except by an instrument in writing executed by both Sublessor and Sublessee.

22. SUCCESSORS AND ASSIGNS. Subject to the provisions of Paragraph 11 above, this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

23. GOVERNING LAW. This Sublease shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

24. TIME. Time is of the essence in this Sublease and with regard to all provisions herein contained.

25. SEVERABILITY. If any provision hereof shall be found to be illegal, void or unenforceable, this Sublease shall be construed as if said provisions were not herein contained, so as to give full force and effect, as nearly as possible, to the original intent of the parties hereto.

26. RECORDATION. This Sublease shall not be recorded in any public record for any reason whatsoever without the express written consent of Sublessor.

27. RELATIONSHIP. Nothing herein contained shall be deemed to create any partnership or joint venture between the parties hereto, and the relationship of the parties shall be solely that of Sublessor and Sublessee.

28. SECURITY. Upon execution of this Sublease, Sublessor shall tender Fourteen Thousand Two Hundred Ninety-Eight and 21/100 Dollars ($14,298.21), which Sublessor shall have the right to retain as security for Sublessee’s faithful performance of all covenants, conditions and agreements of this Sublease, but in no event shall the Sublessor be obligated to apply the same upon rents or other charges in arrears or upon damages for the Sublessee’s failure to perform the said covenants, conditions and agreements, except as required by law; the Sublessor may so apply the security, at its option, and the Sublessor’s right to the possession of the Demised Premises for non-payment of rent or for any other reason shall not in any event be affected by reason of the fact that the Sublessor holds this security. The said sum, if not applied toward the payment of rent in arrears or toward the payment of damages suffered by the Sublessor by reason of the Sublessee’s breach of the covenants, conditions and agreements of this Sublease, is to be returned to the Sublessee without interest when this Sublease is terminated, according to these terms, and in no event is the said security to be returned until the Sublessee has vacated the Demised Premises and delivered possession to the Sublessor. If the Sublessor repossesses itself of the Demised Premises because of the Sublessee’s default or because of the Sublessee’s failure to carry out the covenants, conditions and agreements of this Sublease, the Sublessor may apply the said security toward all damages suffered to the date of said repossession and may retain the said security to apply toward such damages as may be suffered or shall accrue thereafter by reason of the Sublessee’s default or breach. The Sublessor shall not be obligated to keep the said security as a separate fund, but may commingle the said security with its own funds.

29. EARLY TERMINATION OPTION. Sublessee shall have the right at any time after June 1, 2008 to terminate this Sublease, but only in the event that Sublessee shall not, despite diligent efforts, obtain adequate funding sources to support its operation at the Demised Premises, whether such funding sources are from the federal, state or local government or elsewhere. Sublessee shall provide Sublessor with evidence of Sublessee’s attempts to obtain such financing following Sublessor’s written request therefor. Such early termination shall be under the following terms and conditions:

(a) Sublessee shall give Sublessor at least twelve (12) months’ prior written notice of its election to terminate this Sublease, which notice shall specify the date of termination (the “Early Termination Date”);

(b) Sublessee shall pay to Sublessor, at the time Sublessee provides notice to Sublessor of Sublessee’s exercise of the early termination option, a termination fee in an amount equal to six (6) months’ Minimum Annual Rent, at the rate in effect at the end of the term being terminated;

(c) Sublessee shall otherwise pay all installments of Minimum Annual Rent and additional rent accruing up to the Early Termination Date; and

(d) Sublessee shall not be in default under this Sublease beyond any applicable period of grace.

If Sublessee exercises its option to terminate in accordance with the provisions hereof, this Sublease shall be terminated on the Early Termination Date without further liability of Sublessee hereunder, except for such liability that has accrued on or prior to the Early Termination Date and such liability that survives termination of the Sublease by the terms hereof. After notice has been given to Sublessor of Sublessee’s election to terminate this Sublease, the Demised Premises may be shown by Sublessor from time to time, at any time during business hours or any other reasonable time upon reasonable prior notice, to prospective tenants.

IN WITNESS WHEREOF, the parties have executed this Sublease with the intent to be legally bound hereby.

SUBLESSOR:

VIE FINANCIAL GROUP, INC., a Delaware corporation

By:	/s/ DANIEL A. NOLE
Name:	Daniel A. Nole
Date:	6/1/04

SUBLESSEE:

PHILADELPHIA SAFE AND SOUND, a Pennsylvania not-for-profit

By:	/s/ JOANNE R. LAWER
Name:	JoAnne R. Lawer
Date:	6/3/04